Investor Relations
Heather Hille
Director, Investor Relations
(952) 887-8923, heather.hille@toro.com

Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record Fiscal 2017 Results

•	Net earnings per share for fiscal 2017 up 17.0 percent to a record $2.41

•	Growth across several professional categories drove solid performance for the year

•	Company completes Destination PRIME and launches Vision 2020

•	Quarterly cash dividend increased 14.3 percent to $0.20 per share

BLOOMINGTON, Minn. (December 7, 2017) - The Toro Company (NYSE: TTC) today reported net earnings of $267.7 million, or $2.41 per share, on a net sales increase of 4.7 percent to $2.505 billion for its fiscal year ended October 31, 2017. In fiscal 2016, the company delivered net earnings of $231.0 million, or $2.06 per share for the year, on net sales of $2.392 billion.

For the fourth quarter, Toro reported net earnings of $33.8 million or $0.31 per share, on a net sales increase of 4.3 percent to $488.6 million. In the comparable 2016 period, the company posted net earnings of $30.2 million on net sales of $468.4 million.

The company also announced that its board of directors has declared a quarterly cash dividend of $0.20 per share, a 14.3 percent increase from its previous quarterly dividend rate of $0.175 per share. This dividend is payable on January 10, 2018 to shareholders of record on December 22, 2017. For the fiscal year, the company returned nearly $236.0 million to shareholders through the payment of approximately $75.8 million in dividends and the repurchase of approximately 2.7 million shares of common stock.

“Fiscal 2017 was another record year for The Toro Company. We experienced solid sales growth fueled by new and innovative product offerings across our businesses,” said Richard M. Olson, Toro’s chairman and chief executive officer. “Strong performance in our golf, landscape contractor and rental businesses continued with the success of new products such as the Exmark® Radius® zero-turn riding mowers, the Greensmaster® series of greens mowers and the Dingo® TX 1000 compact utility loader. We continue to gain momentum in those markets and we are encouraged by retail trends. Our BOSS® snow and ice management business also had a strong year driven by the continued success of the EXT extendable plows and the V-Box spreaders, which elevate performance and enhance productivity.”

“Sales in our international business were up 5.6 percent for the year driven by our Australia-based Pope® residential product offerings and by the newly acquired Perrot line of professional irrigation products. We are pleased with the integration of Perrot and we are optimistic about the growth opportunity for that business as we expand distribution more broadly.

2 - The Toro Company Reports Record Fiscal 2017 Results

Balanced performance across our professional turf product categories also bolstered international sales.”

“For the fourth quarter, our residential business generated solid growth with sales up 3.2 percent driven in part by the success of our Pope line and increased shipments of zero-turn riding mowers. Turning to our snow business, field inventory levels are in good shape and we are well prepared to address customers’ needs in the winter months ahead.”

“Fiscal 2017 marks the end of our three-year Destination PRIME initiative. I am proud of our team’s accomplishments. We achieved record revenue, exceeded profitability goals and made significant progress on improving working capital. With the launch of our new initiative, Vision 2020, we will once again focus on driving profitable growth with an emphasis on innovation and serving our customers, which will generate further momentum for the organization. It is the collective efforts of our employees that make these initiatives a success. I look forward to working together as we kickoff the next chapter.”

For fiscal 2018, the company expects revenue growth to exceed 4 percent, and net earnings to be about $2.57 to $2.63 per share. For the first quarter, the company expects net earnings to be about $0.42 to $0.44 per share.

SEGMENT RESULTS

Professional

•
Professional segment net sales for fiscal 2017 totaled $1.812 billion, up 6.2 percent from $1.705 billion last year. Strong performance across our professional businesses drove the positive results for the year. Solid demand for our Toro and Exmark branded landscape contractor equipment, golf, rental and specialty construction and our BOSS product line-ups were all contributing factors. For the fourth quarter, professional segment net sales were $360.4 million, up 4.9 percent from the comparable fiscal 2016 period. The growth was driven largely by the success of newly introduced products in our landscape contractor businesses and higher sales in our golf and specialty construction markets.

•
Professional segment earnings for fiscal 2017 totaled $379.5 million, up 7.8 percent from $352.1 million from the prior year. For the fourth quarter, professional segment earnings were $65.0 million, up from $59.7 million in the comparable fiscal 2016 period.

Residential

•
Residential segment net sales for fiscal 2017 were $673.2 million, up 0.6 percent from $669.1 million last year. Despite mild in-season winter conditions and an inconsistent start to the spring months, increased sales of our Pope products and higher shipments of snow products, contributed to the favorable full year results. For the fourth quarter, residential segment net sales were $122.6 million, up 3.2 percent from the comparable fiscal 2016 period. Momentum in our international business drove the performance for the quarter with increased sales of our Pope product line in Australia.

•
Residential segment earnings for fiscal 2017 totaled $74.7 million, up 1.4 percent from fiscal 2016. For the fourth quarter, residential segment earnings were $11.7 million, up from $9.2 million in the comparable fiscal 2016 period.

3 - The Toro Company Reports Record Fiscal 2017 Results

OPERATING RESULTS

Gross margin as a percent of sales for fiscal 2017 was up 20 basis points from last year to 36.8 percent. Margin improvement for the year was driven by favorable operational productivity and segment mix, partially offset by commodity headwinds and increased freight costs. For the fourth quarter, gross margin as a percent of sales increased 90 basis points to 37.7 percent. Margin improvement for the quarter was driven by favorable operational productivity and foreign currency exchange rates, partially offset by higher commodity costs.

Selling, general and administrative (SG&A) expense as a percent of sales for fiscal 2017 was 22.6 percent, consistent with last year. For the fourth quarter, SG&A expense as a percent of sales increased 50 basis points to 28.0 percent. The quarterly increase was mainly driven by higher incentive program expenses.

Operating earnings as a percent of sales for fiscal 2017 improved 20 basis points from last year to 14.2 percent. For the fourth quarter, operating earnings improved 40 basis points to 9.7 percent of sales.

The effective tax rate for fiscal 2017 was 24.2 percent, compared to 30.1 percent last year. The effective tax rate for the fourth quarter was 27.9 percent compared to 27.6 percent in the prior year. The change in the tax rate for the full year was mainly driven by adoption of the new share based accounting standard this fiscal year.

Accounts receivable at the end of fiscal 2017 totaled $183.1 million, up 12.1 percent from last year. Net inventories were $329.0 million, up 7.2 percent compared to the prior year. Trade payables were $211.8 million, up 21.2 percent from the prior year.

About The Toro Company
The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment, including turf, snow and ground engaging equipment and irrigation and outdoor lighting solutions. With sales of $2.5 billion in fiscal 2017, Toro’s global presence extends to more than 125 countries. Through constant innovation and caring relationships built on trust and integrity, Toro and its family of brands have built a legacy of excellence by helping customers care for golf courses, landscapes, sports fields, public green spaces, commercial and residential properties and agricultural fields. For more information, visit www.thetorocompany.com.

LIVE CONFERENCE CALL
December 7, 2017 at 10:00 a.m. CST
www.thetorocompany.com/invest

The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on December 7, 2017. The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

4 - The Toro Company Reports Record Fiscal 2017 Results

Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions.  Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico; fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins; the impact of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets, including political, economic and/or social instability and conflict, tax and trade policies in the U.S. and other countries in which we manufacture or sell our products, and implications of the United Kingdom’s process for exiting the European Union; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to consumer product safety, accounting, taxation, trade and tariffs, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

(Financial tables follow)

5 - The Toro Company Reports Record Fiscal 2017 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Fiscal Years Ended
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
Net sales	$488,627	$468,356	$2,505,176	$2,392,175
Gross profit	184,258	172,137	920,837	874,595
Gross profit percent	37.7%	36.8%	36.8%	36.6%
Selling, general and administrative expense	136,798	128,623	565,727	540,199
Operating earnings	47,460	43,514	355,110	334,396
Interest expense	(4,804)	(5,315)	(19,113)	(19,336)
Other income, net	4,271	3,535	17,187	15,400
Earnings before income taxes	46,927	41,734	353,184	330,460
Provision for income taxes	13,079	11,504	85,467	99,466
Net earnings	$33,848	$30,230	$267,717	$230,994

Basic net earnings per share of common stock	$0.31	$0.28	$2.47	$2.10

Diluted net earnings per share of common stock	$0.31	$0.27	$2.41	$2.06

Weighted-average number of shares of common stock outstanding — Basic	107,929	109,546	108,312	109,834

Weighted-average number of shares of common stock outstanding — Diluted	110,731	111,667	111,252	111,987

Segment Data (Unaudited)
(Dollars in thousands)

	Three Months Ended		Fiscal Years Ended
Segment Net Sales	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
Professional	$360,436	$343,483	$1,811,705	$1,705,312
Residential	122,596	118,801	673,247	669,131
Other	5,595	6,072	20,224	17,732
Total*	$488,627	$468,356	$2,505,176	$2,392,175

*Includes International Sales of:	$139,610	$129,011	$611,927	$579,588

	Three Months Ended		Fiscal Years Ended
Segment Earnings (Loss) Before Income Taxes	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
Professional	$64,951	$59,749	$379,496	$352,060
Residential	11,739	9,197	74,704	73,691
Other	(29,763)	(27,212)	(101,016)	(95,291)
Total	$46,927	$41,734	$353,184	$330,460

6 - The Toro Company Reports Record Fiscal 2017 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	October 31, 2017	October 31, 2016
ASSETS
Cash and cash equivalents	$310,256	$273,555
Receivables, net	183,073	163,265
Inventories, net	328,992	307,034
Prepaid expenses and other current assets	37,565	35,155
Total current assets	859,886	779,009

Property, plant, and equipment, net	235,230	222,038
Long-term deferred income taxes	64,083	57,228
Goodwill and other assets, net	334,588	326,297
Total assets	$1,493,787	$1,384,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$26,258	$22,484
Accounts payable	211,752	174,668
Accrued liabilities	283,786	266,687
Total current liabilities	521,796	463,839

Long-term debt, less current portion	305,629	328,477
Deferred revenue	24,761	11,830
Long-term deferred income taxes	1,726	—
Other long-term liabilities	22,783	30,391
Total stockholders’ equity	617,092	550,035
Total liabilities and stockholders’ equity	$1,493,787	$1,384,572

7 - The Toro Company Reports Record Fiscal 2017 Results
THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Fiscal Years Ended
	October 31, 2017	October 31, 2016
Cash flows from operating activities:
Net earnings	$267,717	$230,994
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash income from finance affiliate	(9,960)	(9,588)
Distributions from finance affiliate, net	8,050	9,848
Provision for depreciation and amortization	64,986	64,097
Stock-based compensation expense	13,517	10,637
Provision for deferred income taxes	(6,887)	10,075
Other	202	(464)
Changes in operating assets and liabilities, net of effect of acquisitions:
Receivables, net	(17,701)	15,785
Inventories, net	(15,611)	23,192
Prepaid expenses and other assets	(3,424)	(905)
Accounts payable, accrued liabilities, deferred revenue and other long-term liabilities	59,859	30,614
Net cash provided by operating activities	360,748	384,285
Cash flows from investing activities:
Purchases of property, plant and equipment	(58,276)	(50,723)
Proceeds from asset disposals	199	310
Proceeds from sale of a business	—	1,500
Purchase of noncontrolling interest	(1,500)	—
Acquisition, net of cash acquired	(24,181)	—
Net cash used in investing activities	(83,758)	(48,913)
Cash flows from financing activities:
Short-term debt repayments, net	—	(1,161)
Payments on long-term debt	(19,136)	(24,107)
Proceeds from exercise of stock options	10,274	20,226
Payments of withholding taxes for stock awards	(1,294)	(2,013)
Purchases of Toro common stock	(159,354)	(109,986)
Dividends paid on Toro common stock	(75,758)	(65,890)
Net cash used in financing activities	(245,268)	(182,931)

Effect of exchange rates on cash and cash equivalents	4,979	(5,161)
Net increase in cash and cash equivalents	36,701	147,280
Cash and cash equivalents as of the beginning of the fiscal period	273,555	126,275
Cash and cash equivalents as of the end of the fiscal period	$310,256	$273,555
The company early adopted ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, retrospectively effective November 1, 2016. The adoption of this guidance changed the classification for "Distributions from finance affiliate, net" from an investing activity to an operating activity on the Consolidated Statements of Cash Flows. The adoption of this guidance resulted in a $8,050 and $9,848 increase in cash flows from operating activities for the twelve months ended October 31, 2017 and October 31, 2016, respectively.
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